SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 14, 2018

EVO Payments, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38504	82-1304484
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

Ten Glenlake Parkway Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (516) 479-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01                                  Entry into a Material Definitive Agreement.

On June 14, 2018, EVO Payments International, LLC (“EPI”), a wholly-owned subsidiary of EVO Payments, Inc., entered into a Restatement Agreement to First Lien Credit Agreement (the “Restatement Agreement”) among EPI, as borrower, the subsidiaries of the borrower identified therein, as guarantors, SunTrust Bank, as administrative agent (in such capacity, the “Existing Administrative Agent”), Citibank, N.A., as a closing documentation agent (in such capacity, the “Lead Arranger”), and the lenders party thereto, which amended and restated the First Lien Credit Agreement, dated as of December 22, 2016 (as amended by that certain Incremental Amendment Agreement dated October 24, 2017, as further amended by that certain First Amendment to the Credit Agreement dated as of December 22, 2017, as further amended by First Repricing Amendment dated as of December 22, 2017, as further amended by that certain Second Incremental Amendment Agreement dated April 3, 2018), among, inter alios, EPI, the guarantors described therein, the Existing Administrative Agent and the lenders from time to time party thereto, in its entirety (the “Amended and Restated Credit Agreement”).  The Restatement Agreement extends the maturity of the revolving facility from December 22, 2021 to June 14, 2023, increases the revolving commitment under the Amended and Restated Credit Agreement by $65.0 million, to $200.0 million, and decreases the interest rate margins for the loans under the Amended and Restated Credit Agreement as set forth below.

Borrowings under the Amended and Restated First Lien Credit Facility bear interest at an annual rate equal to, at EPI’s option, (a) a base rate, plus an applicable margin or (b) LIBOR, plus an applicable margin. The applicable margin for base rate revolving loans ranges from 0.75% to 2.00% per annum and for LIBOR revolving loans ranges from 1.75% to 3.00% per annum, in each case based upon achievement of certain consolidated leverage ratios.  The applicable margin for base rate term loans is 3.25% and for LIBOR term loans is 2.25%, subject to a 25 basis point reduction upon an upgrade to the Company’s Credit Rating. In addition to paying interest on outstanding principal, EPI is required to pay a commitment fee to the lenders in respect of the unutilized revolving commitments thereunder ranging from 0.25% to 0.5% per annum based upon achievement of certain consolidated leverage ratios.

The Amended and Restated First Lien Credit Facility requires prepayment of outstanding loans, subject to certain exceptions and terms under the intercreditor agreement, with: (1) 100% of the net cash proceeds of non-ordinary course asset sales or other dispositions of assets (including casualty events) by EPI and its restricted subsidiaries, subject to reinvestment rights and certain other exceptions, and (2) 50% of the excess cash flow (subject to step-downs to 25% and 0% based on achievement of certain first lien leverage ratios). Upon a change of control, EPI is required to offer to prepay the loans at par.

EPI may voluntarily repay outstanding loans under the Amended and Restated First Lien Credit Facility at any time, without premium, other than subject to 1% premium in the event of a repricing event within the six-month anniversary of the date of the Restatement Agreement.

All obligations under the Amended and Restated First Lien Credit Facility are unconditionally guaranteed by most of EPI’s direct and indirect, wholly-owned material domestic subsidiaries, subject to certain exceptions.

All obligations under Amended and Restated First Lien Credit Facility, and the guarantees of such obligations, are secured, subject to permitted liens and other exceptions, by:

•                                          a first-priority lien on the capital stock owned by EPI or by any guarantor in each of EPI’s or their respective subsidiaries (limited, in the case of capital stock of foreign subsidiaries, to 65% of the voting stock and 100% of the non-voting stock of first tier foreign subsidiaries); and

•                                          a first-priority lien on substantially all of EPI’s and each guarantor’s present and future intangible and tangible assets (subject to customary exceptions).

The Amended and Restated First Lien Credit Facility contains a number of significant negative covenants. These covenants, among other things, restrict, subject to certain exceptions, EPI and its restricted subsidiaries ability to:

•                                          incur indebtedness;

•                                          create liens;

•                                          engage in mergers or consolidations;

•                                          make investments, loans and advances;

•                                          pay dividends and distributions and repurchase capital stock;

•                                          sell assets;

•                                          engage in certain transactions with affiliates;

•                                          enter into sale and leaseback transactions;

•                                          make certain accounting changes; and

•                                          make prepayments on junior indebtedness.

The Amended and Restated First Lien Credit Facility also contains a springing financial covenant that requires EPI to remain under a maximum consolidated leverage ratio determined on a quarterly basis.

In addition, the Amended and Restated First Lien Credit Facility contains certain customary representations and  warranties, affirmative covenants and events of default. If an event of default occurs, the lenders under the Amended and Restated First Lien Credit Facility will be entitled to take various actions, including the acceleration of amounts due under thereunder and exercise of the remedies on the collateral.

The foregoing description of the Amended and Restated Credit Facility is qualified in its entirety by the full text of the Amended and Restated Credit Facility filed herewith as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01          Regulation FD Disclosure.

The Company announced the execution of the Amended and Restated First Lien Credit Facility described in Item 1.01 above pursuant to a press release, dated June 14, 2018, which is attached hereto as Exhibit 99.1. The information contained in the accompanying Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1

Restatement Agreement to First Lien Credit Agreement, among EVO Payments International, LLC, as borrower, the subsidiaries of the borrower identified therein, as guarantors, SunTrust Bank, as Existing Administrative Agent, Citibank, N.A., as a closing documentation agent and the lenders from time to time party thereto, including the Amended and Restated Credit Agreement attached as Exhibit A to the Restatement Agreement along with Exhibit B and Exhibit C thereto.

99.1	Press Release, dated June 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVO Payments, Inc.

	By:	/s/ Steven de Groot
Steven de Groot
Date: June 14, 2018		General Counsel